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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 14, 2001

                                   ----------

                                   THCG, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                       0-26072                 87-0415597
(State or Other Jurisdiction of   (Commission File Number)     (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


    512 Seventh Avenue, 17th Floor
          New York, New York                                        10018
    (Address of Principal Executive                              (Zip Code)
               Offices)


      Registrant's telephone number, including area code: (212) 223-0440


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Item 1.  Changes in Control of Registrant

         As of September 14, 2001, "THCG" or the "Company") completed the acquisition of Donald & Co. Securities, Inc. as more fully described in Item 2, "Acquisition or Disposition of Assets" of this Report. As a result of this acquisition, Star Cross, Inc. ("Star Cross) owns approximately fifty-four percent (54%) of the Company's outstanding shares of common stock. Mr. Stephen Blum owns approximately eighty percent (80%) of the outstanding shares of Star Cross and by virtue of such ownership, controls Star Cross.

         In connection with the acquisition of Donald & Co. Securities, Inc. ("Donald"), Mr. Blum, Anthony Pontecorvo, Andrew Reiser, Carl Scipione and Michael D. DiGiovanna were elected directors of the Company as designees of Star Cross. These persons constitute a majority of the board of directors. Mr. Blum was elected president of the Company and each of Messrs Pontecorvo, Reiser and Scipione were elected as vice presidents of the Company. Mr. Blum is the president of Donald and each of the other individuals is an officer of that corporation.


Item 2.  Acquisition or Disposition of Assets

         As of September 14, 2001, the Company acquired all of the shares of Donald pursuant to a Plan and Agreement of Exchange, dated June 29, 2001 and amended August 28, 2001 (the "Stock Purchase Agreement"), with Star Cross, the sole stockholder of Donald. The Stock Purchase Agreement provided for the exchange of all of the capital stock of Donald for approximately 66 2/3 % of the then outstanding shares of the common stock of the Company after the acquisition inclusive of shares issuable upon exercise of the outstanding options and warrants exercisable at $1.00 or less per share. Upon completion of the transaction, Star Cross and other persons owned approximately 67% of the shares of the issued and outstanding shares of the Company, an unaffiliated finder received approximately 1% of the outstanding shares of the Company, and the previous shareholders retained approximately 32% of the outstanding shares of the Company.

         The shares of the Company's common stock issued in this transaction were acquired by Star Cross for investment purposes and will not be registered under the Securities Act of 1933. The terms of this transaction are more fully described in the Stock Purchase Agreement, which is attached as Exhibit 10.1(a) to the Current Report on Form 8-K filed on July 12, 2001.

         Donald is a registered broker dealer and member of the National Association of Securities Dealers, Inc. It is a full service firm offering a variety of services, including retail and institutional brokerage, underwritten public offerings and other investment banking activities. The firm is also engaged in proprietary trading.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements

      Pro forma and other required financial statements will be filed within 60 days of the date of the filing of this report.


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      (b)   Exhibits

   Exhibit No.    Description
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       2.1        Plan and Agreement of Exchange, dated June 29, 2001, and
                  amended August 28, 2001 by and among THCG, Inc., a Delaware corporation, Star Cross, Inc., a Delaware corporation and Donald & Co. Securities, Inc. (incorporated herein by reference to Exhibit 10.1(a) to the Current Report on Form 8-K filed by THCG, Inc. on July 12, 2001)


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 28, 2001


                                    THCG, INC.

                                    By:         /s/ Stephen H. Blum
                                               -------------------------
                                    Name:       Stephen H. Blum
                                    Title:      President